SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2001


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
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(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)

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Item 5.  Other Events

The following information is deemed by registrant to be of importance to security holders.

     (a) On December 5, 2001, GSE finalized the Preferred Stock Issuance Agreement in which ManTech International Corporation converted $3.9 million of debt into equity in the form of GSE preferred stock.

     (b) In accordance with the Preferred Stock Issuance Agreement, ManTech will cancel and surrender a Promissory Note valued at $3.9 million in exchange for 39,000 shares of Series A Preferred Stock with a purchase price of $100 per share. ManTech has the option to convert the Series A Preferred Stock to common stock at any time during the next three years at a conversion rate of $2.645 per share. The Series A Preferred Stock will automatically convert to common stock at the stipulated conversion rate of $2.645 per share after three years.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

         (c) Exhibits

                  10.1     Exhibit  Preferred Stock Issuance Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      GSE Systems, Inc.

Date: December 12, 2001                            By: /s/  Jeffery G. Hough